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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Diamond Multimedia Systems, Inc. on Form S-8 of our report dated January 23, 1996, on our audits of the consolidated financial statements and financial statement schedule of Diamond Multimedia Systems, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K.




                                                   COOPERS & LYBRAND L.L.P.

San Jose, California
July 17, 1996